Equity One, Inc.                               Chaim Katzman, CEO
1696 NE Miami Gardens Drive                    Howard Sipzner, CFO
North Miami Beach, FL  33179                   Michele Guard, Investor Relations
305-947-1664                                   (NYSE:EQY)


FOR IMMEDIATE RELEASE:
February 20, 2002

       EQUITY ONE, INC. REPORTS FOURTH QUARTER AND YEAR-END 2001 RESULTS
       -----------------------------------------------------------------

     o   REVENUES TOTALED $24.7 MILLION AND $83.0 MILLION FOR THE
         QUARTER AND TWELVE MONTHS ENDED DECEMBER 31, 2001, RESPECTIVELY

     o NET INCOME BEFORE AN EXTRAORDINARY ITEM TOTALED $6.6 MILLION AND $20.3 MILLION FOR THE QUARTER AND TWELVE MONTHS ENDED DECEMBER 31, 2001, EQUATING TO $0.23 AND $0.90 PER DILUTED SHARE, RESPECTIVELY

     o   FUNDS FROM OPERATIONS TOTALED $10.2 MILLION AND $30.9 MILLION
         FOR THE QUARTER AND TWELVE MONTHS ENDED DECEMBER 31, 2001, EQUATING TO $0.35 AND $1.34 PER DILUTED SHARE, RESPECTIVELY

NORTH MIAMI BEACH, FL, FEBRUARY 20, 2002- Equity One, Inc. (NYSE: EQY) today reported its operating results for the quarter and twelve months ended December 31, 2001.

For the quarter ended December 31, 2001, Total Revenues, Net Income before an Extraordinary Item, Net Income before an Extraordinary Item per diluted share, Funds from Operations (FFO) and FFO per diluted share were $24.7 million, $6.6 million, $0.23 per diluted share, $10.2 million and $0.35 per diluted share, increasing 20.0%, 60.4%, 9.5%, 49.2% and 0.0%, respectively, from $20.6 million, $4.1 million, $0.21 per diluted share, $6.8 million and $0.35 per diluted share for the quarter ended December 31, 2000.

For the twelve months ended December 31, 2001, Total Revenues, Net Income before an Extraordinary Item, Net Income before an Extraordinary Item per diluted share, Funds from Operations and FFO per diluted share were $83.0 million, $20.3 million, $0.90 per diluted share, $30.9 million and $1.34 per diluted share, increasing 67.2%, 61.4%, 3.4%, 62.4% and 2.3%, respectively, from $49.6 million, $12.6 million, $0.87 per diluted share, $19.0 million and $1.31 per diluted share for the twelve months ended December 31, 2000.

For both the quarter and twelve months ended December 31, 2001, the Extraordinary Item relates to a $1.5 million prepayment penalty arising from the early extinguishment of a fixed rate mortgage loan in December 2001.

"2001 was a year of tremendous achievement for Equity One," stated Chaim Katzman, Chairman and Chief Executive Officer of Equity One. "We have successfully integrated the operations of CEFUS and UIRT, and are running seamlessly as one company with 85 properties, almost 1,900 tenants, five management offices in Florida and two in Texas. Our focus on neighborhood, supermarket-anchored shopping centers continues to find favor in both the local and financial marketplaces. Florida and Texas, our primary markets, are performing well in the face of a weaker economy, and are among the fastest growing states. We are making good progress on leasing up significant portions of the vacant space we acquired in the two transactions. Lastly, we are pleased to have completed our shelf registration earlier this month permitting us to offer and sell up to $250 million of new securities, which will facilitate our future growth."

The results for the quarter and twelve months ended December 31, 2001 reflect the acquisitions of United Investors Realty Trust ("UIRT") and Centrefund Realty (U.S.) Corporation ("CEFUS"). All periods since August 18, 2000 have been restated or adjusted to account for the acquisition on that date of 68.07% of the stock of First Capital Realty (TSE:FCR), the parent of CEFUS, by Gazit-Globe
(1982) Ltd. (TLV:GLOB), Equity One's majority shareholder. The restatement consolidates the operations of Equity One and CEFUS between August 18, 2000 and September 19, 2001, subject to a 31.93% minority interest in CEFUS (the "CEFUS Accounting Treatment"). On September 20, 2001, Equity One acquired 100% of CEFUS from First Capital Realty, thereby acquiring the remaining 31.93% minority interest.

We define FFO consistent with the NAREIT definition as net income before gains (losses) on the sale of real estate, extraordinary items and minority interest, plus real estate depreciation and amortization of capitalized leasing costs, adjusted to add back any deferred income tax expense or subtract any deferred income tax credit attributable to the CEFUS Accounting Treatment. We believe that FFO should be considered along with, but not as an alternative to, net income as defined by accounting principles generally accepted in the United States of America ("GAAP") as a measure of our operating performance. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. Our calculation of FFO may not be comparable to similarly titled measures reported by other companies.

EARNINGS GUIDANCE

We remain comfortable with our previously disclosed guidance of between $1.43 and $1.47 of FFO per diluted share for 2002. We expect the growth in our FFO to be driven by a combination of internal growth related to increases in rents and the lease-up of vacant space, as well as selective property acquisitions. This guidance is provided for information purposes and is subject to change.

VIDEO WEB-CAST

We will hold a live, video web-cast on Thursday, February 21, 2002 at 1:00 p.m. EST with Chaim Katzman, Doron Valero and Howard Sipzner to discuss the Company's performance for the quarter and year ending December 31, 2001. The session may be accessed at WWW.EQUITYONE.NET using the icons on the bottom of the home page.

FOR ADDITIONAL INFORMATION

For a copy of our fourth quarter supplemental information package, please access the "Financial Reports" section in our web site at WWW.EQUITYONE.NET. To be included in our e-mail distributions for future press releases and other notices, please send your e-mail address to Michele Guard at MGUARD@EQUITYONE.NET.

ABOUT EQUITY ONE, INC.

Equity One, Inc. (NYSE:EQY) is a self-administered, self-managed real estate investment trust that principally acquires, renovates, develops and manages community and neighborhood shopping centers anchored by national and regional supermarket chains. The Company's portfolio currently consists of 85 properties primarily located in metropolitan areas of Florida and Texas, encompassing 55 supermarket-anchored shopping centers, 6 drug store-anchored shopping centers, 18 other retail-anchored shopping centers, 4 commercial properties, 1 supermarket-anchored development and 1 drug store-anchored development, as well as interests in 3 joint ventures. For more information, please visit Equity One's website at WWW.EQUITYONE.NET.

FORWARD LOOKING STATEMENTS

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities laws. Although Equity One believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in Florida and Texas; the continuing financial success of Equity One's current and prospective tenants; Equity One's ability to realize economies of scale in connection with its recent CEFUS and UIRT transactions; continuing supply constraints in Equity One's current markets; and other risks, which are described in Equity One's filings with the Securities and Exchange Commission.

                                EQUITY ONE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                            For the three             For the three
                                                            months ended               months ended           %
                                                          December 31, 2001         December 31, 2000      Increase
                                                      --------------------------  ----------------------- -----------

Total Revenue                                                $     24,680              $      20,570         20.0%

Net Income before Extraordinary Item                         $      6,642              $       4,142         60.4%
     per share (basic)                                       $       0.23              $        0.21          9.5%
     per share (diluted)                                     $       0.23              $        0.21          9.5%

Extraordinary Item - Prepayment Penalty                      $      1,546              $          --

Net Income after Extraordinary Item                          $      5,096              $       4,142         23.0%
     per share (basic)                                       $       0.18              $        0.21        (14.3)%
     per share (diluted)                                     $       0.18              $        0.21        (14.3)%

Funds from Operations                                        $     10,194              $       6,834         49.2%
     per share (diluted)                                     $       0.35              $        0.35          0.0%

Weighted average common shares
     Basic                                                         28,560                     19,291
     Diluted                                                       29,248                     19,576



                                                        For the twelve               For the twelve
                                                         months ended                 months ended           %
                                                       December 31, 2001            December 31, 2000      Increase
                                                      -------------------------   ---------------------- -----------
Total Revenue                                               $ 82,987                     $ 49,621            67.2%

Net Income before Extraordinary Item                        $ 20,267                     $ 12,555            61.4%
     per share (basic)                                      $   0.90                     $   0.88             2.3%
     per share (diluted)                                    $   0.90                     $   0.87             3.4%

Extraordinary Item - Prepayment Penalty                     $  1,546                     $     --

Net Income after Extraordinary Item                         $ 18,721                     $ 12,555            49.1%
     per share (basic)                                      $   0.83                     $   0.88            (5.7)%
     per share (diluted)                                    $   0.83                     $   0.87            (4.6)%

Funds from Operations                                       $ 30,931                     $ 19,044            62.4%
     per share (diluted)                                    $   1.34                     $   1.31             2.3%

Weighted average common shares
     Basic                                                    22,414                       14,285
     Diluted                                                  23,037                       14,504



                                EQUITY ONE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                     December 31, 2001       December 31, 2000
                                                   ----------------------  ---------------------
Investments in Real Estate
     (before accumulated depreciation)                    $ 656,005              $ 501,528
Total Assets                                              $ 668,536              $ 542,817

Mortgage Notes Payable                                    $ 345,047              $ 280,396
Credit Agreement(s)                                       $  27,409              $   4,243
Total Liabilities                                         $ 390,269              $ 321,267

Minority Interest                                         $      --              $  33,887

Stockholders' Equity                                      $ 278,267              $ 187,663

Total Liabilities, Minority Interest and
     Stockholders' Equity                                 $ 668,536              $ 542,817
